UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West, Suite B, Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

1010 Stony Hill Road Suite 200 Yardley, Pennsylvania, 19067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 7, 2018, in connection with the completion of the Asset Sale (as defined below), Alliqua BioMedical, Inc. (the “Company”) terminated its Credit Agreement and Guaranty (the “Credit Agreement”), dated as of May 29, 2015, as amended, by and among the Company, AquaMed Technologies, Inc., a wholly owned subsidiary of the Company (“Guarantor”), and Perceptive Credit Holdings LP (“Perceptive”). The Credit Agreement provided for a senior secured term loan in a single borrowing to the Company in the principal amount of approximately $15.5 million. The full unpaid principal amount of the term loan was to mature on May 29, 2019. In connection with the termination of the Credit Agreement, the Company also paid to Perceptive an exit fee in the amount of $242,695.60 and a prepayment premium of $242,695.60.

The Company also terminated the related Pledge and Security Agreement, dated as of May 29, 2015, by and among the Company, Guarantor and Perceptive.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 7, 2018, the Company completed the sale (the “Asset Sale”) of substantially all of its assets to Celularity, Inc. (the “Buyer”), including certain assets comprising its MIST, Biovance and Interfyl product lines (the “Purchased Assets”) pursuant to the terms of the Asset Purchase Agreement, dated January 5, 2018 (the “Asset Purchase Agreement”) with Buyer. As consideration for the Purchased Assets, Buyer paid a purchase price of $29 million in cash. No debt or significant liabilities were assumed by Buyer in the Asset Sale.

Under the terms of the Asset Purchase Agreement, the Company retained certain specified assets, including, among other things, cash, accounts receivable and its hydrogel contract manufacturing business, including its SilverSeal and Hydress product lines.

The foregoing description of the Asset Purchase Agreement and the Asset Sale does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2018 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 7, 2018, the Company issued a press release in which it announced that it completed the Asset Sale pursuant to the Asset Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The Company’s unaudited pro forma consolidated financial information for the years ended December 31, 2017 and 2016 included in the Company’s definitive proxy statement filed with the SEC on March 30, 2018, beginning on page 65 is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated January 5, 2018, between Alliqua BioMedical, Inc. and Celularity Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 5, 2018).
99.1	Press Release, dated May 7, 2018, issued by Alliqua BioMedical, Inc.
99.2	Unaudited pro forma financial information of the Company (incorporated by reference to the Company’s definitive proxy statement filed on March 30, 2018).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request, subject to the Company’s right to request confidential treatment of any requested schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: May 7, 2018	By:	/s/ Joseph Warusz
Name: Joseph Warusz Title: Chief Financial Officer